SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 19, 2016

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and first six months of 2016 results through June 30, 2016.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 19, 2016, announcing the second quarter and first six months of 2016 results through June 30, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: July 19, 2016

Exhibit 99.1

Information Contacts:

Jeffrey A. Stopko

Michael D. Lynch

    July 19, 2016

President & CEO

SVP & CFO

(814)-533-5310

(814)-533-5193

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2016

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) returned to more typical profitability levels in the second quarter of 2016 by reporting net income available to common shareholders of $1,362,000, or $0.07 per diluted common share.  This earnings performance was consistent with the second quarter of 2015 where net income available to common shareholders totaled $1,369,000, or $0.07 per diluted common share.  For the six month period ended June 30, 2016, the Company reported net income available to common shareholders of $80,000, which rounds to $0.00 per diluted share.  This represented a decrease in earnings per share from the first half of 2015 where net income available to common shareholders totaled $2,685,000, or $0.14 per diluted common share, due primarily to an increased provision for loan losses that was recorded in the first quarter of 2016.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2016 and 2015:

	Second Quarter 2016	Second Quarter 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015

Net income	$1,362,000	$1,421,000	$95,000	$2,790,000
Net income available to common shareholders	$1,362,000	$1,369,000	$80,000	$2,685,000
Diluted earnings per share	$ 0.07	$ 0.07	$ 0.00	$0.14

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2016 second quarter financial results: “I was pleased with the solid growth in both loan and deposits that AmeriServ Financial achieved in the second quarter as customers are responding positively to our banking for life focus.  Additionally, our previously announced expense reduction measures are taking hold as the second quarter 2016 non-interest expense is at its lowest level since the third quarter of 2011.  This expense discipline is necessary as we continue to operate in a challenging interest rate environment that pressures our net interest margin.  Finally, our asset quality continues to be very strong, with non-performing assets amounting to only 0.25% of total loans at June 30, 2016.”

The Company’s net interest income in the second quarter of 2016 decreased by $314,000, or 3.6%, from the prior year’s second quarter and for the first six months of 2016 decreased by $690,000, or 3.9%, when compared to the first six months of 2015.  The Company’s net interest margin of 3.27% for the first six months of 2016 was 24 basis points lower than the net interest margin of 3.51% for the first half of 2015.  There was a similar net interest margin decline of 22 basis points between the second quarter of 2016 and the prior year’s second quarter.  The reduction in net interest income is a direct result of net interest margin compression that is prevalent in the banking industry as well as additional interest expense that is associated with the Company’s late fourth quarter 2015 issuance of subordinated debt.  The prolonged low interest rate environment  that  exists  in the economy,  along with intense market competition for loans, more than offset the Company continuing to grow earning assets and control its cost of funds through disciplined deposit pricing.  Specifically, the earning asset growth occurred in the loan portfolio as total loans averaged $885 million in the first half of  2016  which is $35.5  million, or  4.2%,  higher  than the  $849  million average  for the first half of 2015.  This loan growth reflects the successful results of the Company’s business development efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices.  Despite this meaningful loan growth experienced between years, loan interest income decreased by $62,000, or 0.3%.  Interest income on investments showed some growth in the second quarter of 2016 but is down for the six month period as the Company benefited from a special dividend from the FHLB of Pittsburgh in the first half of 2015.  Overall, total interest income decreased by $121,000, or 0.6%, in the first half of 2016.

Total interest expense for the first half of 2016 increased by $569,000, or 17.8%, due to higher levels of both borrowings and deposit interest expense.  The Company experienced a $330,000 increase in the interest cost for borrowings in the first half of 2016 with $258,000 of this increase attributable to the Company’s recent subordinated debt issuance.  Specifically, the Company issued $7.65 million of subordinated debt which has a 6.50% fixed interest rate in late December 2015.  The proceeds from the subordinated debt issuance, along with other cash on hand, was used to redeem all $21 million of our outstanding SBLF preferred stock on January 27, 2016.  The remainder of the increase in borrowings interest expense was due to a greater utilization of FHLB term advances to extend borrowings for interest rate risk management purposes.

The Company experienced significant growth in deposits between years which is a reflection of the loyalty and stability of our core deposit base that provides a strong foundation from which this growth builds.  Management’s ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to cross sell new loan customers into deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $933 million for the first half of 2016 which is $38.9 million, or 4.4%, higher than the $894 million average for the first half of 2015.  The Company is also pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  Deposit interest expense through six months of 2016 increased by $239,000, or 10.2%, due to the higher balance of deposits along with certain money market accounts repricing upward after the December 2015 Federal Reserve fed funds interest rate increase.

The Company recorded a $250,000 provision for loan losses in the second quarter of 2016 compared to a $200,000 provision for loan losses in the second quarter of 2015.  For the six month period in 2016, the Company recorded a $3,350,000 provision for loan losses compared to a $450,000 provision for loan losses in the first six months of 2015.  The substantially higher than typical provision and net loan charge-offs recorded in the first quarter of 2016 were necessary to resolve the Company’s only meaningful direct loan exposure to the energy industry, the specifics of which were discussed in detail in the Company’s first quarter results.  The provision recorded in the second quarter of 2016 was more typical of what is required to support the continuing growth of the loan portfolio and cover net loan charge-offs.  The Company experienced net loan charge-offs of $24,000, or 0.01% of total loans, in the second quarter of 2016, compared to net loan charge-offs of $172,000, or 0.08% of total loans, in the second quarter of 2015.  For the six month periods, there were net loan charge-offs of $3.5 million, or 0.80%, of total loans, in first half of 2016, compared to net loan charge-offs of $356,000, or 0.08% of total loans,  in 2015.  Overall, the Company continued to maintain outstanding asset quality in the first half of 2016.  At June 30, 2016, non-performing assets totaled $2.2 million, or only 0.25% of total loans.  In summary, the allowance for loan losses  provided  a  strong  437%  coverage  of  non-performing  loans,  and  1.09%  of  total  loans,at June 30, 2016, compared to 158% coverage of non-performing loans, and 1.13% of total loans, at December 31, 2015.

Total non-interest income in the second quarter of 2016 increased by $50,000, or 1.4%, from the prior year’s second quarter, and for the first six months of 2016 decreased by $225,000, or 3.0%, when compared to the first six months of 2015.  For the second quarter, the increase was primarily due to a higher level of other income by $107,000 and gains from investment security sales transactions by $32,000, both of which more than offset decreased revenue from mortgage loan sales by $40,000 and reduced fees from service charges on deposit accounts by $25,000.  For the six month period, a greater recognition of gains from investment security sale transactions by $89,000 along with a higher level of other income by $92,000 was more than offset by lower levels of revenue from bank owned life insurance by $198,000 after the Company received a death claim in 2015 and no such claim occurred in 2016.  Also, decreased refinance activity and a reduced level of new mortgage loan originations in the first six months of 2016 resulted in lower revenue from mortgage loan sales by $124,000 and reduced fees from residential mortgage lending activity by $63,000.  Finally despite the volatility in the equity and bond markets in 2016, trust and investment advisory fees were relatively consistent increasing modestly by $8,000 for the six month period.

Total non-interest expense in the second quarter of 2016 decreased by $200,000, or 2.0%, from the prior year’s second quarter and for the first six months of 2016 increased by $101,000, or 0.5%, when compared to the first six months of 2015.  As noted in our first quarter 2016 earnings release, the non-recurring costs for legal and accounting services that were necessary to resolve a trust operations trading error are the reasons for the negative comparison for the six month period.  With those particular expenses now largely behind us, the second quarter of 2016 non-interest expense comparison to 2015 is favorable and reflective of the Company’s ongoing focus and successful efforts to reduce and control non-interest expenses.  Professional fees continue to compare unfavorably by increasing $171,000, or 6.9%, for the six month time period, but compare favorably by decreasing $83,000, or 6.5%, for the second quarter.  Our cost control efforts are also clearly evident, both, for the quarter and six month time period comparisons as occupancy and equipment related expenses are lower by $99,000, or 8.3%, for the second quarter and lower by $233,000, or 9.3%, for the six months.  Salaries and employee benefits were down by $76,000, or 1.3%, in the second quarter but are up slightly by $17,000, or 0.1%, in the first half of 2016.  The favorable comparison between the second quarter of 2016 and the second quarter of 2015 is due to the previously disclosed branch consolidation in the State College Market and reduction of staff in the executive office.  Finally, the Company recorded an income tax expense of $28,000, or an effective tax rate of 22.8%, in the first six months of 2016 which is lower when compared to the income tax expense of $1,249,000, or an effective tax rate of 30.9%, for the first six months of 2015.  The lower income tax expense and effective tax rate is due to the first quarter 2016 loss recognized by the Company.  However, as described throughout this release, we are pleased to report that the actions taken for an immediate improvement in the second quarter of 2016 to a more typical and expected profitability level have proven successful.  We anticipate this to continue in the second half of the year.

The Company had total assets of $1.1 billion, shareholders’ equity of $99.2 million, a book value of $5.25 per common share and a tangible book value of $4.62 per common share at June 30, 2016.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status and had a tangible common equity to tangible assets ratio of 7.72% at June 30, 2016.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2016

(In thousands, except per share and ratio data)

(Unaudited)

2016

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$95
Net income (loss) available to common shareholders	(1,282)	1,362	80

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.02%
Return on average equity	(4.86)	5.60	2.66
Net interest margin	3.30	3.23	3.27
Net charge-offs as a percentage of average loans	1.60	0.01	0.80
Loan loss provision as a percentage of average loans	1.42	0.11	0.76
Efficiency ratio	89.24	82.05	85.61

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.00
Average number of common shares outstanding	18,884	18,897	18,890
Diluted	(0.07)	0.07	0.00
Average number of common shares outstanding	18,884	18,948	18,943
Cash dividends declared	$0.01	$0.01	$0.02

2015

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,369	$1,421	$2,790
Net income available to common shareholders	1,316	1,369	2,685

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.51%	0.52%	0.51%
Return on average equity	4.80	4.88	4.84
Net interest margin	3.57	3.45	3.51
Net charge-offs as a percentage of average loans	0.09	0.08	0.08
Loan loss provision as a percentage of average loans	0.12	0.09	0.11
Efficiency ratio	82.29	81.93	82.11

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.14
Average number of common shares outstanding	18,851	18,859	18,855
Diluted	0.07	0.07	0.14
Average number of common shares outstanding	18,909	18,941	18,923
Cash dividends declared	$0.01	$0.01	$0.02

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2016

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492
Short-term investments/overnight funds	5,556	6,836
Investment securities	139,000	145,753
Loans and loans held for sale	882,410	895,513
Allowance for loan losses	9,520	9,746
Goodwill	11,944	11,944
Deposits	906,773	940,931
FHLB borrowings	88,952	72,617
Subordinated debt, net	7,424	7,430
Shareholders’ equity	97,589	99,232
Non-performing assets	3,007	2,230
Tangible common equity ratio	7.72	7.72
PER COMMON SHARE:
Book value (A)	$5.16	$5.25
Tangible book value (A)	4.53	4.62
Market value	2.99	3.02
Trust assets – fair market value (B)	$1,974,180	$1,982,868

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311
Branch locations	16	16
Common shares outstanding	18,894,561	18,896,876

2015

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,103,416	$1,112,934	$1,110,843	$1,148,922
Short-term investments/overnight funds	10,127	9,843	14,966	25,067
Investment securities	142,010	142,448	135,013	140,886
Loans and loans held for sale	853,972	866,243	868,213	883,987
Allowance for loan losses	9,689	9,717	9,772	9,921
Goodwill	11,944	11,944	11,944	11,944
Deposits	892,676	862,902	869,899	903,294
FHLB borrowings	71,219	109,430	100,988	96,748
Subordinated debt, net	-	-	-	7,418
Shareholders’ equity	116,328	117,305	119,408	118,973
Non-performing assets	3,046	2,565	2,294	6,297
Tangible common equity ratio	7.64	7.66	7.87	7.57
PER COMMON SHARE:
Book value (A)	$5.06	$5.11	$5.21	$5.19
Tangible book value (A)	4.42	4.47	4.58	4.56
Market value	2.98	3.33	3.24	3.20
Trust assets – fair market value (B)	$2,033,573	$2,012,358	$1,935,495	$1,974,882

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	318	318	318	318
Branch locations	17	17	17	17
Common shares outstanding	18,855,021	18,861,811	18,870,811	18,870,811

NOTES:

(A)

For 2015, Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.  The Company repaid the US Treasury for the SBLF funds on January 27,2016.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2016

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,465	$9,409	$18,874
Interest on investments	957	980	1,937
Total Interest Income	10,422	10,389	20,811

INTEREST EXPENSE
Deposits	1,254	1,330	2,584
All borrowings	610	573	1,183
Total Interest Expense	1,864	1,903	3,767

NET INTEREST INCOME	8,558	8,486	17,044
Provision for loan losses	3,100	250	3,350
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	13,694

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	4,199
Service charges on deposit accounts	415	404	819
Net realized gains on loans held for sale	107	185	292
Mortgage related fees	63	98	161
Net realized gains on investment securities	57	60	117
Bank owned life insurance	167	169	336
Other income	553	702	1,255
Total Non-Interest Income	3,437	3,742	7,179

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	12,034
Net occupancy expense	737	690	1,427
Equipment expense	436	409	845
Professional fees	1,465	1,192	2,657
FDIC deposit insurance expense	179	188	367
Other expenses	1,728	1,692	3,420
Total Non-Interest Expense	10,711	10,039	20,750

PRETAX INCOME (LOSS)	(1,816)	1,939	123
Income tax expense (benefit)	(549)	577	28
NET INCOME (LOSS)	(1,267)	1,362	95
Preferred stock dividends	15	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$80

2015

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,456	$9,480	$18,936
Interest on investments	1,067	929	1,996
Total Interest Income	10,523	10,409	20,932

INTEREST EXPENSE
Deposits	1,174	1,171	2,345
All borrowings	415	438	853
Total Interest Expense	1,589	1,609	3,198

NET INTEREST INCOME	8,934	8,800	17,734
Provision for loan losses	250	200	450
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,684	8,600	17,284

NON-INTEREST INCOME
Trust and investment advisory fees	2,056	2,135	4,191
Service charges on deposit accounts	419	429	848
Net realized gains on loans held for sale	191	225	416
Mortgage related fees	115	109	224
Net realized gains on investment securities	-	28	28
Bank owned life insurance	363	171	534
Other income	568	595	1,163
Total Non-Interest Income	3,712	3,692	7,404

NON-INTEREST EXPENSE
Salaries and employee benefits	6,073	5,944	12,017
Net occupancy expense	841	718	1,559
Equipment expense	466	480	946
Professional fees	1,211	1,275	2,486
FDIC deposit insurance expense	167	164	331
Other expenses	1,652	1,658	3,310
Total Non-Interest Expense	10,410	10,239	20,649

PRETAX INCOME	1,986	2,053	4,039
Income tax expense	617	632	1,249
NET INCOME	1,369	1,421	2,790
Preferred stock dividends	53	52	105
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,316	$1,369	$2,685

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2016

2015

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$888,839	$884,951	$857,294	$849,453
Short-term investment in money market funds	10,208	9,082	9,108	10,593
Deposits with banks	1,065	2,275	1,235	1,235
Total investment securities	144,808	143,484	146,434	147,043
Total interest earning assets	1,044,920	1,039,792	1,014,071	1,008,324

Non-interest earning assets:
Cash and due from banks	19,235	18,987	18,067	17,680
Premises and equipment	11,969	12,030	12,725	12,839
Other assets	68,640	68,195	69,880	70,091
Allowance for loan losses	(9,652)	(9,769)	(9,744)	(9,709)

Total assets	$1,135,112	$1,129,235	$1,104,999	$1,099,225

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$108,615	$104,954	$ 101,586	$ 97,256
Savings	96,551	95,927	96,694	94,592
Money market	275,888	270,161	231,814	232,178
Other time	290,482	279,143	291,270	298,660
Total interest bearing deposits	771,536	750,185	721,364	722,686
Borrowings:
Federal funds purchased and other short-term borrowings	3,682	16,565	27,771	20,628
Advances from Federal Home Loan Bank	49,081	49,108	45,933	44,757
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	-	-
Total interest bearing liabilities	845,034	836,593	808,153	801,156

Non-interest bearing liabilities:
Demand deposits	183,547	182,322	169,250	170,904
Other liabilities	8,752	9,061	10,741	10,897
Shareholders’ equity	97,779	101,259	116,855	116,268
Total liabilities and shareholders’ equity	$1,135,112	$1,129,235	$1,104,999	$1,099,225